Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 of our report dated July 30, 2001, except for
Note 19 as to which the date is September 27, 2001, relating to the consolidated financial statements and the financial statement schedule, which appear in Evolve Software, Inc.'s amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






PricewaterhouseCoopers  LLP


San Jose,  California
December 4, 2001



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